                                                                    EXHIBIT 10.4

                                  AGREEMENT


     AGREEMENT made as of the 29TH day of November, 1995, by and between HEALTHCARE MANAGEMENT SYSTEMS, INC., a Tennessee corporation, whose address is 3401 West End Avenue, Suite 290, Nashville, Tennessee 37203 ("HMS") and TRANSITIONAL CARE OF AMERICA, INC. a Delaware corporation, whose address is 7733 Forsyth Blvd, Suite 1100, St. Louis, MO 63105, ("Customer").



                            P R E M I S E S:

     A. HMS develops and licenses proprietary computer software modules designed for the management of Customer records and data and, in addition, sells the computer hardware necessary to operate such software.

     B. HMS agrees to license the use of its proprietary software listed on Exhibit A, which is attached hereto and incorporated herein by reference, and Customer agrees to accept such license.

     C. HMS agrees to sell and Customer agrees to purchase the computer hardware listed on Exhibit B, which is attached hereto and incorporated herein by reference.

     D. Customer agrees that the software and hardware will be installed at the locations ("Installation Sites") described on Exhibit E attached hereto:

     NOW THEREFORE, for and in consideration of the premises, the payment of the license fee, installation cost and purchase price listed below and the mutual promises and covenants contained herein, HMS and Customer agree as follows:

1. PURCHASE PRICE AND PAYMENT TERMS. The parties agree to the following price to be paid upon the terms set forth on Exhibit C which is attached hereto.

It is acknowledged by Customer that the above estimated purchase price shall be valid for a period of twenty four (24) months.

2. GENERAL TERMS AND CONDITIONS.

   2.1. DEFINED TERMS.

        2.1.1. The terms "Customer" and "HMS" are intended to describe parties to the Agreement and are not used in their ordinary context.

        2.1.2. Specific words used in this Agreement shall have the meaning assigned to them in the Agreement.

        2.1.3. "Employee" means an individual on whose behalf Customer withholds income taxes or makes contributions under the Federal Insurance Contributions Act or similar statutes.

        2.1.4. "Documentation" shall mean user/operator manuals and appropriate record layouts.

        2.1.5. "HMS Software" means all software modules listed on Exhibit A and any modifications subsequently made thereto.

        2.1.6. "Hardware" shall mean the computer hardware listed and identified on Exhibit B.


   2.2. NOTICES. All notices given under this Agreement shall be in writing and delivered by a national courier service or by certified mail, return receipt requested, or hand delivered to the address of the recipient shown above. All notices shall be deemed given when actually received or three (3) days after deposit in the U.S. Mail as provided above, all charges prepaid, whichever first occurs. Either party may change its address by notice to the other party, given as provided above.

   2.3. MODIFICATION. This Agreement may not be modified except by written amendment executed by both HMS and Customer. No representative of HMS has any authority to bind HMS to any affirmation, representation or warranty other than the express terms of this Agreement.

   2.4. PARTIES BOUND.   This Agreement binds and inures to the benefit of the
        parties and their respective successors and permitted assigns.


   2.5 ASSIGNMENT. Neither this Agreement nor the rights and obligations of the parties hereto may be assigned without the prior express written consent of the other party hereto. The parties agree that the requested consent any such assignment shall not be unreasonably withheld, or delayed. Any attempt by Customer to assign any portion of this Agreement without the prior express written consent of HMS shall render such assignment voidable at the election of HMS; provided, however, that either party may assign this Agreement to a parent corporation, subsidiary or affiliate or to an unrelated third party acquiring all or substantially all of the assets of a party.

   2.6. SEVERABILITY. If any provision of this Agreement is declared to be invalid or unenforceable by a court of competent jurisdiction, such provisions shall be severed herefrom and the remaining provisions shall remain binding with the same effect as if such provisions were deleted.

   2.7. REMEDIES UPON BREACH.

        2.7.1. Both parties agree that in the event that either should fail to perform according to the terms of this Agreement, the party failing to perform shall be liable to the other party for all attorney fees, court costs and other reasonable expenses incurred by the nondefaulting party in connection with enforcing any part of this Agreement in addition to any other right or remedy to which such party may be entitled.

          2.7.2 If Customer attempts to use, copy, license or convey the HMS Software in a manner contrary to the terms of this Agreement or in competition with HMS or in derogation of HMS's proprietary rights, whether these rights are explicitly stated herein, determined by law or otherwise, HMS shall have, in addition to any other remedies available to it under applicable state or federal laws, the right to injunctive relief enjoining such action, Customer hereby acknowledging that all other remedies are inadequate.

     2.8. LAW & JURISDICTION. The Agreement shall be construed and governed under the laws of the United States of America and the State of Tennessee applicable to agreements entered into and wholly performed in such state. The parties further agree that any and all disputes as to enforcement or construction of any of the terms and conditions of this Agreement shall be brought to in the state or federal courts in the City of St. Louis, St. Louis County, Missouri or Nashville, Davidson County, Tennessee, which courts shall have exclusive jurisdiction over all such matters.

     2.9. NECESSARY DOCUMENTS. If additional documents are required or desired to effectuate the terms and conditions of this Agreement (e.g. a financing statement or other instrument necessary to perfect a security interest under the Uniform Commercial Code), Customer shall execute such documents immediately upon the request of HMS. In the event that Customer fails to execute such documents, Customer hereby grants HMS a power of attorney, irrevocable and coupled with an interest, to execute such documents in Customer's name and on its behalf.

    2.10. NOTIFICATION OF INFRINGEMENT CLAIMS. In the event that suit (or similar claim) is brought against Customer alleging that the HMS Software infringes upon any copyright or similar interest, Customer shall immediately notify HMS of the claim, shall give HMS complete information pertinent to the claim, and shall permit HMS (at HMS's sole option) to direct the defense of such claim.

    2.11. INABILITY TO PERFORM. HMS shall not be liable for any delays in performance under this Agreement if interruption of transportation, government regulation, labor disputes, strikes, war, fire, flood, accident, other cause beyond HMS's control.

    2.12. TAXES AND RECORDATION FEES. Prices and fees set forth herein are exclusive of all excise, sales, use, occupational, or like taxes now in force or enacted in the future and, therefore, prices are. subject to an increase equal to the amount of any tax HMS may be required to collect or pay upon the sale or delivery of items purchased or licensed hereunder. If a certificate of exemption or similar document or proceeding is to be utilized in order to exempt the sale or license from sales or use tax liability, Customer will obtain and pursue such certificate, document or proceeding. Customer shall pay all taxes (however designated, levied, or based on the price or on the product sold or licensed or used under this Agreement, other than taxes based on HMS's income) levied against Customer or HMS immediately when due.

    2.13. RISK OF LOSS. HMS bears risk of loss of any Hardware until such Hardware is delivered to the installation site whereupon the risk of loss passes to Customer.

    2.14. REMOVAL OF COLLATERAL.   No Hardware or HMS Software sold or licensed
          hereunder may be used or transported in any manner outside of the territory in which the installation is performed without the advance written permission of HMS, which consent shall not be unreasonably withheld or delayed. Customer agrees that in no event shall the Hardware or HMS Software be used or transported in any manner outside of the United States, its territories or possessions.

2.15. SECURITY INTEREST RETAINED BY HMS. HMS reserves and retains a security interest in the Hardware and HMS Software, and in the proceeds of same to secure payment of the total purchase price reflected in Section 1 hereof. A copy of this Agreement may be filed at any time as a financing statement to perfect HMS's security interest. If Customer rejects the Hardware or after accepting, revokes acceptance, Customer shall have no security interest or title in the Hardware or HMS Software and shall immediately return same to HMS.

2.16 DEFAULT BY CUSTOMER. This Agreement shall terminate immediately upon the occurrence of any of the following events of "default" without liability of HMS to Customer and/or any third parties:

        2.16.1. Customer fails to pay any installment of the purchase price when due after written notice of default and a reasonable opportunity to cure;

        2.16.2. Customer fails to comply with each and every other material provision of this Agreement within thirty (30) days after receipt of written notice of such failure;

        2.16.3. Customer assigns this Agreement without written consent of HMS;


2.17. WAIVER. No provision of this Agreement shall be deemed waived unless such waiver is contained in a written instrument signed by the party to be charged therewith. Should either party waive any individual default by the other party in writing, such waiver shall not be construed as a waiver of such party's rights upon subsequent defaults, whether or not similar.

2.18. FORFEITURE OF EARNEST MONEY. If Customer refuses to accept delivery of the Hardware, or otherwise fails to perform in accordance with the terms of this Agreement, HMS shall retain all sums, if any, paid as Earnest Money. Retention of Earnest Money shall not be in lieu of any other remedies HMS may have in connection with Customer's default. Should HMS fail to deliver and install the Hardware and HMS Software, or fail to perform initial training sessions within the time established in the Installation Schedule, Customer shall be entitled to full refund of the Earnest Money. Return of Earnest Money shall not be in lieu of any other remedies Customer may have in connection with HMS's default.

2.19. DELIVERY. All Hardware and HMS Software shall be delivered by HMS to Customer at the Installation Site. In accordance with the Installation Schedule, Exhibit D, Customer acknowledges that some of the Hardware may be shipped directly from the manufacturer, and Customer agrees to store same in a reasonable manner until the installation thereof. In no event shall HMS be liable to customer or to any other party for any losses or damages attributable to a delay in delivery of any Hardware to be delivered hereunder provided by a third party.

2.20.  CANCELLATION OF AGREEMENT.


        2.20.1. Customer may, at its option, elect to cancel this Agreement, by notice to HMS, at any time prior to the delivery of any module of the HMS Software described in Exhibit A hereto. In such event, Customer will pay to HMS the amount due with respect to all HMS Software modules delivered prior to receipt of such notice. HMS shall return to Customer the down-payment on those HMS Software modules which have not been delivered, if any.

        2.20.2. HMS may, at its option, cancel this Agreement at any time should it determine that Customer cannot provide appropriate facilities at the Installation Site.

3.   HARDWARE PURCHASE PROVISIONS.

     3.1. Customer hereby buys the Hardware subject to the terms of this Agreement.

     3.2. The purchase price for the Hardware is designated on the attached Exhibit B and shall be paid prior to the installation of the Hardware.

     3.3. In the event that Hardware is purchased from HMS, title to the Hardware shall remain with HMS until payment of the full contract price provided herein. Failure to pay the full contract price of the Hardware according to the terms of the agreement, or any other term of default shall give HMS the right, without liability, to peacefully repossess the Hardware, with or without notice, and to avail itself of any other legal remedy.

     3.4. Customer understands and agrees that the Hardware carries certain manufacturer's warranties. Customer shall avail itself of all such remedies available to Customer under such warranties and shall make no claim upon HMS for any defects in same, pursuant to the terms and conditions of the warranty limitations herein contained.



4.   INSTALLATION, IMPLEMENTATION AND TRAINING.

     4.1. Upon execution of this Agreement, Customer shall designate an appropriate senior member of its staff to serve as Customer's project coordinator ("CPC").

     4.2. Upon execution of this agreement, HMS shall designate an appropriate client service representative ("CSR") to serve as its installation and coordination contact and representative.

     4.3. Upon execution of this agreement Customer and HMS shall prepare an installation schedule (the "Installation Schedule") showing the scheduled activities to be accomplished during and after the installation of each module of the HMS Software to be provided hereunder, and setting forth each party's responsibilities with respect thereto. The Installation Schedule shall be marked

          Exhibit D attached hereto and become a part of this Agreement.

     4.4. Coordination of services during the period in which a module is being installed shall be the joint responsibility of the CPC and CSR. Coordination of services after installation has been completed is to be the responsibility of the CPC and HMS's Client Support Department.

     4.5. Customer is responsible, at its expense, for making the alterations to the Installation Sites that are required to accommodate the installation of the Hardware, including the acquisition, installation and termination of necessary cabling, and the provision of adequate space and electrical sources as determined necessary by HMS.

     4.6. HMS will assist Customer in coordination of the installation of the Hardware, however, installation of the Hardware at the Installation Site is not, and shall not be construed to be, a guarantee by HMS that the location is suitable for the proper functioning of the Hardware.

     4.7. A written manual for the operation of the Hardware shall be furnished to Customer by IBM, as provided to HMS by the manufacturer of each item of the Hardware. All written manuals and instructions and documentation for the Software shall be provided by HMS to Customer at the time the Software is installed.

     4.8. Installation and implementation will proceed according to the Installation Schedule. The Installation Schedule identifies responsibilities for Customer and HMS. Where possible, discrete responsibilities for tasks are identified. Performance milestones will be monitored by both written and oral progress reports. The report shall be submitted routinely throughout the duration of the project on a schedule mutually agreeable to Customer and HMS. Review of work completed to date by Customer shall be completed at these progress meetings. Responsibility for project management is shared by Customer and HMS.

    4.9. Customer accepts all responsibility for development and execution of administrative procedures, including the performance of periodic backups, to control and maintain the integrity of Customer's data.

5.  INSTALLATION AND TRAINING CHARGES.

    5.1. Installation and training will be billed monthly as incurred at HMS's standard rates therefor which are currently $75 per hour plus out-of-pocket expenses. After six (6) months from the date of this Agreement, HMS reserves the right to change its standard installation and training rates upon thirty (30) days notice to Customer.

    5.2. All payments shall be made in U.S. Dollars within thirty (30) days after the date of invoice. HMS reserves the right to add an interest charge not exceeding 1% per month, or the maximum amount allowed by applicable law, whichever is less, for failure to make payment within thirty (30) days after the invoice date. Such invoices will also include the appropriate taxes (sales, excise, occupation or like taxes).

6.  SOFTWARE LICENSE AGREEMENT.

    6.1. MODULES LICENSED. HMS hereby grants Customer a perpetual, non-transferable and nonexclusive license to use the HMS Software.

    6.2. GUARANTEE OF TITLE. HMS represents, covenants, and warrants that it has all rights to the HMS Software, including all necessary rights in any software owned by others which is embodied in the HMS Software, necessary to grant the license provided herein and that the HMS Software will not infringe upon or violate any copyright or other property right of any third party.

    6.3. PROPRIETARY RIGHTS.

         6.3.1. Customer recognizes and acknowledges that the HMS
                Software, system documentation manuals and
            other materials supplied by HMS to Customer are subject to the proprietary right of HMS. Customer agrees with HMS that the HMS Software, documentation and all information or data supplied by HMS in machine-readable form or otherwise are the property of HMS, are protected by civil and criminal laws including the copyright laws of the United States, are valuable to HMS, and that their use and disclosure must be carefully and continuously controlled. Customer further understands that operator manuals, training aids and other written materials, whether created by HMS or others are also subject to the copyright laws of the United States.

     6.3.2. HMS retains title to the HMS Software, documentation, information or data furnished by HMS in machine-readable form, and the training materials provided by HMS. HMS does not retain title to operator manuals and other material bearing the HMS's copyright, but these items shall not be copied except as provided herein.

     6.3.3. Customer shall keep each and every item to which HMS retains title free and clear of all claims, liens and encumbrances except those of HMS, and any act of Customer purporting to create a claim, lien or encumbrance on such item shall be void.

6.4. RESTRICTIONS OF USE. The HMS Software and other items supplied by HMS hereunder are for the sole use of Customer, supporting only terminals operated by Customer at the Installation Site unless otherwise agreed by HMS in writing.

     6.4.1. Customer. shall use the HMS Software only for the management of records and data of the facility or facilities leased or operated by Transitional Care of America or any of its wholly-owned subsidiaries. Customer may permit line access to data and the placing and reviewing of orders by physicians affiliated or associated with Customer; provided that in no event shall the HMS Software be utilized as a practice management program for such physicians without the express written consent of HMS.

        6.4.2. Customer agrees that while this license is in effect, or while it has custody or possession of any property of HMS, it will not
               (i) copy or duplicate, or permit anyone else to copy or duplicate, any physical or magnetic version of the HMS Software in machine-readable form except for Customer's own use; (ii) create attempt to create, or permit others to create or attempt to create by reverse engineering or otherwise, the source programs or any part thereof from the object program or from other information made available under this license or otherwise (whether oral, written, tangible or intangible).

         6.4.3 The HMS Software shall be used only on a single central processing unit or mainframe (the "CPU"). Customer shall advise HMS in advance of the location of the CPU. Use of the HMS Software shall consist either of copying any portion of the HMS Software from storage units or media into the CPU, or the processing of data with the HMS Software, or both. All programs, documentation, and materials in machine-readable form supplied under this license shall be kept in a secure place, under access and use restrictions satisfactory to HMS, and not less strict than those applied to Customer's most valuable and sensitive programs. The HMS Software may be temporarily transferred to another CPU while the specified CPU is undergoing repairs.

        6.4.4. The HMS Software may be copied in whole or in part for use by Customer only for operations backup or archive purposes.
               These copies of
         all or any part of the original HMS Software shall be marked with the copyright notice designated by HMS along with a notice that the HMS Software is proprietary and the property of HMS, its agents or licensors. Customer shall maintain records of the number and location of all copies and shall make these records available to HMS.

6.5. INSPECTION. To assist HMS in the protection of its proprietary rights, Customer shall permit representatives of HMS to inspect at any reasonable time any location which items supplied by HMS hereunder are being used kept by or under the authority of Customer. All inspections shall be accomplished pursuant to applicable federal and state confidentiality and privacy laws and the confidentiality provisions of this Agreement.

6.6. INDEMNIFICATION AGAINST INFRINGEMENT CLAIMS.

     6.6.1. Should the HMS Software or any part thereof become, or in HMS's opinion be likely to become, the subject of a claim of infringement, HMS's sole obligation shall be, at HMS's option and expense, either (i) to procure for Customer the right to continue using it, (ii) to replace or modify it so that it becomes non-infringing (providing that such modification or replacement does not materially degrade the quality of performance or materially affect the functionality, capabilities, quality or reliability of the HMS Software) or
            (iii) after reasonable attempts have been made with respect to the foregoing alternatives, to refund the license fee paid to HMS by Customer for such allegedly infringing HMS Software module less reasonable allowance for use to such date, and terminate this Agreement with respect to such allegedly infringing HMS Software module only.

     6.6.2. HMS shall have no liability or obligation with respect to any infringement claim based upon the combination of the HMS Software and any other software not authorized by HMS in writing.

7. CONFIDENTIAL INFORMATION. HMS shall not divulge or disclose to any third parties any information concerning the affairs of Customer which may be communicated to HMS at any time, unless such information becomes publicly available through no fault of HMS. HMS shall not exploit, divulge or disclose to third parties any proprietary systems, application programs or any business or economic information or methods of Customer of which HMS may gain knowledge in connection with or in the course of performing obligations under this Agreement. HMS shall execute such covenants relating to non-disclosure of Customer's operations or authorized modifications to the HMS Software as Customer may reasonably request.

8. WARRANTY AND LIMITATION OF LIABILITY.

    8.1. SOFTWARE ADAPTION. HMS warrants that the HMS Software will perform according to the specified current version of the documentation. If Customer notifies HMS in writing of any errors in the HMS Software, HMS will correct the errors at no charge so long as Customer's Software Maintenance Program is in effect.

    8.2. MODIFICATIONS OF SOFTWARE. Customer shall inform HMS in writing of any modifications made to the HMS Software. HMS shall not be responsible for maintaining Customer's modified portions of the HMS Software. Corrections for difficulties or defects traceable to Customer's errors or system changes will be billed at HMS's standard time and materials rates then in effect.

    8.3. LIMITATIONS.  EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR
         ANY AMENDMENTS HERETO, HMS MAKES NO WARRANTY EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

         8.3.1. HMS SHALL NOT BE LIABLE FOR PERSONAL INJURY OR PROPERTY DAMAGE, EXCEPT PERSONAL INJURY OR PROPERTY DAMAGED CAUSED BY HMS'S NEGLIGENCE. HMS SHALL IN NO EVENT HAVE OBLIGATIONS OR

               LIABILITIES FOR OTHER TRW ORDINARY DAMAGES. HMS SHALL NOT BE LIABLE FOR ANY SPECIAL INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR OTHER ECONOMIC LOSS.

        8.3.2. HMS MAKES NO WARRANTIES WITH RESPECT TO HARDWARE.
               CUSTOMER ACKNOWLEDGES THAT THE MANUFACTURER'S WARRANTIES ON THE HARDWARE ARE PROVIDED TO CUSTOMER AS PART OF THIS AGREEMENT, AND CUSTOMER SHALL TAKE REASONABLE MEASURES TO CONFORM TO ALL REQUIREMENTS EFFECT AND ENFORCE MANUFACTURER'S WARRANTIES WITH RESPECT TO THE HARDWARE.

        8.3.3. IN NO EVENT SHALL HMS BE LIABLE FOR ANY LOSS OF DATA WHETHER CAUSED BY THE HARDWARE OR THE HMS SOFTWARE.


        8.3.4. CUSTOMER ACKNOWLEDGES THAT IT HAS THE RIGHT SELECT
               PERSONNEL FOR TRAINING BY HMS ON USE OF THE HARDWARE AND THE
               HMS SOFTWARE THAT HMS IS NOT LIABLE FOR ANY DAMAGES ARISING OUT OF ANY ALLEGATION BY CUSTOMER THAT HMS IMPROPERLY PERFORMED ITS DUTIES UNDER ANY PORTION OF THIS AGREEMENT DEALING WITH TRAINING OF PERSONNEL, EXCEPT FOR ALLEGATIONS THAT HMS FAILED TO CONDUCT ANY SPECIFIC TRAINING SESSIONS PROVIDED FOR UNDER THIS AGREEMENT.

9. SOFTWARE MAINTENANCE PROGRAM.

   9.1. TERM. The term of the Software Maintenance Program shall commence on the completion of the installation, conversion and training of Customer personnel on each Software module when HMS gives written notification to Customer that the applicable Hardware and HMS Software module have been placed in good working order and are ready for use by Customer and shall continue until terminated as provided herein.

9.2. FEE. Maintenance fees shall be payable monthly, in advance, in accordance with Exhibit A. In the event that Customer fails to pay any maintenance fee with thirty (30) days after such payment is due, HMS shall have the right to terminate the Software Maintenance Program after written notice to Customer and the expiration of a ten (10) day cure period.

9.3. COVERAGE. The Software Maintenance Program shall consist of the following:

     9.3.1. HMS will supply Customer with any improvements or modifications to the HMS Software for which HMS does not charge separately as options, including all federally required changes. Any corrections or alterations to or new versions of the HMS Software that HMS shall provide under this Agreement shall be limited to the delivery of one (1) copy of such HMS Software and documentation to Customer. Customer agree to install all HMS Software improvement and modification releases no later than sixty (60) days after Customer's receipt thereof.

     9.3.2. HMS will correct or replace the HMS Software and/or provide services necessary to remedy any programming error which is attributable to HMS and which affects the use of the HMS
            Software. Such correction, replacement or services will be promptly accomplished after customer has identified and notified HMS in writing of any such error. Customer agrees to provide HMS with file data, as requested, and with sufficient support and test time Customer's computer system to duplicate the problem, certify that the problem has indeed been fixed.

     9.3.3. The number of hours per month of software support by HMS staff, including telephone, travel and on-site support is listed on Exhibit A for each module of HMS Software. All Customer requested support exceeding such number of hours per month for such module will be billed monthly at HMS's then-current standard hourly rate as provided in Section 9.5 below.

     9.4. OPERATING SYSTEM. As a condition to the continuation of the Software Maintenance Program, Customer will maintain its operating system at the level currently supported by HMS.

     9.5. ADDITIONAL CHARGES. Corrections for difficulties or defects traceable to Customer errors or system changes will be billed at HMS's then-current standard time and material rates. HMS's current standard hourly rate is $75 per hour. The rate for Customer-requested modification, enhancement or other Customer requested changes to the HMS Software will be the then-current published programming rate. The current rate is $100 per hour.

     9.6. OUT-OF-POCKET EXPENSES. Customer shall reimburse HMS for any out-of-pocket expenses incurred at Customer's request, including travel to and from the Installation Site, lodging, meals, telephone and shipping as may be necessary in connection with duties performed under this Agreement by HMS.

10. SURVIVAL. NOTWITHSTANDING any termination of this Agreement or the license granted hereunder, the provisions set forth herein concerning the nondisclosure of information - either of the confidential information of Customer by HMS or the disclosure of the proprietary rights and information concerning the HMS Software by Customer shall - survive any such expiration or termination.

11. MISCELLANEOUS. This Agreement represents the entire, complete and exclusive statement of the terms and the agreement between the parties, superseding any and all understandings, prior representations and agreements, whether oral or written, and all other communications relating to the subject matter of this Agreement. Customer agrees that it has read this Agreement, understands it, and agrees to be bound by its terms and conditions. Additional terms and conditions of this Agreement are provided in Exhibit F. Each party signing this Agreement has the full authority to bind the principal.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.



TRANSITIONAL CARE OF                        HEALTHCARE MANAGEMENT SYSTEMS, INC.
AMERICA, INC.


By:  David W. Cross                         By:     John Doss
   ----------------------------                 ----------------------------

Title:  President & CEO                     Title:  Ex V.P.
       ------------------------                    -------------------------

Date:    11/29/95                           Date:   October 9, 1995
       ------------------------                    -------------------------

                             SCHEDULE OF EXHIBITS

  Exhibit A   --    Software Description

  Exhibit B   --    Hardware Description

  Exhibit C   --    Payment Terms

  Exhibit D   --    Installation Schedule

  Exhibit E   --    Installation Sites

  Exhibit F   --    Additional Terms and Conditions

                                   EXHIBIT A
                              SOFTWARE LICENSE FEE




MODULES PER FACILITY                                 SW LICENSE FEE   MTHLY SUPPORT   TOTAL SUPP HRS
PACKAGE PRICE                                           $400,000.00     $3,500.00              30.00
Patient Accounting/Medical Records
Electronic Billing-UB92 Medicare/835 Remittance
Fixed Assets
Materials Management
Corporate Accounts Payable,
   General Ledger and Payroll
EIS - 2 Users per facility/4 corporate users


TOTAL SOFTWARE INITIAL 11 FACILITIES                    $400,000.00     $3,500.00              30.00


For the period of 36 months from the date of this agreement, TCA will have the option to purchase additional facilities' licenses in either of the two methods listed below:

     1.  Eleven facilities' package as above.  Same software and payment terms.
     2. Each facility individually. Each facility price will be $37,500. Payments will be spread over the installation, e.g. 10% down, 30% Software Load, 30% go-live, 30%-30 days after go-live.

Total Corporate Software Support will increase $325 per month for each new facility.

After the initial 36 month period, HMS will offer TCA the ability to purchase additional facility licenses at 50% discount of the standard published prices at that time.

Software support will be subject to any annual increase HMS has, however it can be no more than 7%.

These costs do not include installation and Training, and associated out-of-pocket expenses, nor any associated communication costs for remote processing from a central host system.







                      HEALTHCARE MANAGEMENT SYSTEMS, INC.

                                   EXHIBIT B


                     HARDWARE AND IBM SOFTWARE DESCRIPTION



Hardware description                    Quantity           Unit Cost                 Extended             Extended
                                                                                     One-time             Hardware
                                                                                      Costs                Maint.

IBM AS/400 9402-200-2031                   1                $36,018                  $36,018               $85
  4GB Disk of Mirrored Storage (8GB)
  48 MB Memory
   ASCII Workstation Controller
   ASCII 12-Port Workstation Attach.
   8-Port Twinaxial Expansion
   Std. MFIOP Twinax 14 WS
   Std. RS 232 One-line
   Line-EIA 232/v.24 Two-line Adapter
   Three (3)EIA 232/V.24 Enh. Cables
   2.5GB Tape Cartridge

IBM 7857-01Z 19.2 KBPS Modem               1                 $1,500                   $1,500                $12
Exide Prestige EXT 650 UPS                 1                  $805                     $805

Operating System Software                  1                $15,245                  $15,245
   OS/400 V3
   Client Access/400 V3
   Application Dev. Toolset/400 V3
   Query/400 V3
   DB2/400 V3
   RPG/400 V3


IBM 4232-302 Printers 600 cps              5                 $2,595                  $12,975               $170
Personal Computer*                         5                 $2,500                  $12,500
Modems                                    10                   $350                   $3,500
PSI Software (for PCs)                     5                   $150                    $750
TOTAL-Hardware                                                                       $83,293               $267


                                       20
* To be supplied by Customer

                                   EXHIBIT C
                                 PAYMENT TERMS


                                                                                                        1-11 FACILITIES
                                          APPLICATIONS                                   ONE-TIME COSTS                MTHLY COST
                                          Initial Agreement 11 Facilities
                                          Patient Accounting
                                          Medical Records
                                          General Ledger
                                          Accounts Payable
                                          Payroll
                                          Electronic Billing-UB92 Medicare/835's
                                          Fixed Assets
                                          Materials Management
                                          EIS- 2 Users per facility/4 corporate users

                                          DUE WITH AGREEMENT                               $51,250.00
                                          FIRST MONTHS PAYMENT DUE FEBRUARY 1                                          $20,625.00
                 2-24 Months              MONTHLY INSTALLMENTS                                                         $20,627.00
                                          SUPPORT BEGINS FEBRUARY 1                                                     $3,500.00



                 NOTES:

                 Hardware payments are due upon delivery.
                 Out-of-pocket expenses are billed as incurred.




                      HEALTHCARE MANAGEMENT SYSTEMS, INC.

                                   EXHIBIT D
                             INSTALLATION/TRAINING


INSTALLATION AND TRAINING - $112,500


The initial hospital installed will require more installation and training hours than any other TCA hospital. Parameters, chart of accounts, table files, etc. are setup specifically to TCA's requirements. Once this is complete, other hospitals will utilize the same table files, chart of accounts, etc.
for consistent comparative reporting and consolidation of accounts. The breakdown of hours is listed as follows:


LOCATION             PURPOSE                                          TOTAL HOURS
Hospital # 1        Installing software and training personnel.           362

Hospital #2-#11     Training personnel.
                    Two weeks of on-site training for each hospital.      800

St. Louis           Group Hospital Training Sessions.
                    Four weeks of group sessions for remote facilities.   160

Hospitals or        Additional Training or Operational Assessments        178
St. Louis           HMS provides training or recommendations for
                    enhanced usage of system.  This will occur if
                    necessary after system is in operation.



                    TOTAL HOURS                                          1500
                    At $75/Hour                                       $112,500




Estimated Out-of-Pocket - $42,000


HMS will make approximately 28 one-week trips to TCA's corporate office or the eleven hospital locations. The estimated cost per trip is $1,500 @ 28 trips = $42,000.







                      HEALTHCARE MANAGEMENT SYSTEMS, INC.

                                   EXHIBIT E

                              INSTALLATION SITES

(1)  7733 Forsyth Blvd., Suite 1100, St. Louis, Missouri 63105.

(2)

(3)

(4)

(5)

                                   EXHIBIT F

                        ADDITIONAL TERMS AND CONDITIONS

This document contains Additional Terms and Conditions to be included in and a part of the Agreement between Healthcare Management Systems, Inc. and Transitional Care of America, Inc. In the event there is any conflict between the provisions of the Agreement and that portion of the Agreement set forth below, then the Additional Terms and Conditions shall govern.

1.   Definitions:

     "Documentation" means user and technical documentation relating to the Software including manuals and printed materials provided by HMS to the Customer, and any supplements, revisions, and updates thereto which HMS provides to the Customer or makes generally available to HMS customers to facilitate use of the System during the term of this Agreement.

     "Enhancement" means any modification to the Software made after the execution of this Agreement.

     "Software Support" means maintenance of the Software in order to keep the Software in good working order.

     "Source Code" means the non-compiled instructions written by HMS to instruct the computer Hardware to perform some operation or group of operations.

     "System" means the Hardware and Software collectively.

2.   Software Enhancements:

     Customer will be entitled to routine Enhancements made by HMS to the Software,MS will make available to Customer changes to the Software made to respond to changes in federal regulations, as described in the Federal Register, or as deemed appropriate by HMS. Any on-site assistance required the Customer in the installation of any of these enhancements shall be billable at HMS's then-current Support Rates.

3.   Software Warranty:

HMS warrants to Customer that the Software will function substantially in accordance with the HMS Documentation provided to Customer by HMS. This warranty applies only to unaltered Software, and shall terminate immediately without notice or other action by HMS, if Customer or any third party modifies the Software in any way, or performs any unauthorized modifications of Data
Base Operations or changes to the System's operating    Software environment.
The Software warranty shall be for the period of ninety (90) days from the date of installation of an additional individual Software Component, whichever is applicable; provided, however, if Customer has purchased Software Support from HMS, the Software warranty shall remain in effect so long as Software Support is maintained, charges for such support are paid, the Software is not altered, and changes to the System's operating Software environment have not been performed by Customer or any third party.

     HMS's sole obligation under HMS's Software warranty shall be to repair or replace and Software Component that fails to perform in accordance with HMS's Documentation, provided HMS is notified of the failure prior to expiration of the Software period.

4.   Patent and Copyright Indemnify.

     HMS shall defend or settle any proceedings brought against the Customer to the extent that it is based on a claim alleging Software used within the scope of the License granted herein constitutes an infringement of a U.S. copyright or an existing U.S. Patent. Provided that HMS is notified promptly in writing and is given complete authority and information required for the defense of same, HMS shall pay all damages and costs awarded therein against the Customer, but HMS shall not be responsible for any cost, expense or compromise incurred or made by Customer without HMS's prior written consent. If, at any time, HMS is of the opinion that the Software, or any portion thereof, is likely to become the subject of any such action, HMS may, at HMS's sole option and expense, obtain the right to continue use such Software, or replace or modify such Software; provided, however, that no such replacement or modification shall impair the performance of the System.

5.   Dispute Resolution.

     Any dispute between the parties herein which is not resolved in the normal course of business or as otherwise provided herein, shall be resolved as follows:

     (a) within ten (10) working days from the sending of written notice by either party, the HMS CSR and the Customer's CPC shall meet and attempt to resolve the dispute.

     (b) If the dispute is not resolved pursuant to the foregoing procedures with thirty (30) days of the initial written notice, the Customer CPC and the HMS CSR, the Customer Chief Executive Officer (or equivalent corporate office) and HMS President or Chief Operating officer shall meet to attempt to resolve the dispute.

6.   Arbitration.

     With the exception of disputes regarding HMS's proprietary rights in the Software, all disputes arising under or related to this Agreement or the transactions between Customer and HMS shall be submitted to binding arbitration under the rules then prevailing of the American Arbitration Association, and judgement upon the award rendered may be entered and enforced in any court of competent jurisdiction. The arbitrator appointed by the American Arbitration Association shall be knowledgeable in and familiar with the health care data processing industry, shall have jurisdiction to resolve disputes only in accordance with the provisions and limitations of this Agreement, shall follow substantive rules of law to the extent not inconsistent therewith, shall require the testimony to be transcribed on the request of either party, and shall render a decision in writing accompanied by finding of fact and a statement of reasons for the decision. The arbitrator will be required to maintain confidential all property information of the parties disclosed during the arbitration proceeding.